                                                                   EXHIBIT 23.1a



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-32725) pertaining to the 1994 Stock Plan and the 1996 Employee Stock Purchase Plan of UroQuest Medical Corporation of our report dated February 12, 1999, with respect to the consolidated financial statements of UroQuest Medical Corporation included in the Annual Report (Form-10-K) for the year ended December 31, 1998.

                                                   /s/ ERNST & YOUNG LLP


   Palo Alto, California
   March 30, 1999